UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2013

Adept Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27122	94-2900635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Inglewood Drive, Pleasanton CA	94588
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (925) 245-3400

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The following information, including the text of the press release attached as an exhibit to this Form 8-K, is furnished pursuant to Item 2.02 of Form 8-K, "Results of Operations and Financial Condition."

The information contained in Item 2.02 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information contained in this Current Report shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On February 6, 2013, Adept Technology, Inc. ("Adept") issued a press release announcing its financial results for its fiscal 2013 second quarter, ended December 29, 2012. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference.

The presentation of Adept's financial results for its second quarter ended December 29, 2012 included in this Current Report on Form 8-K is qualified by a detailed discussion of associated material risks set forth in Adept's filings with the Securities and Exchange Commission. This includes Adept's Annual Report on Form 10-K for the year ended June 30, 2012.

Item 2.06. Material Impairments.

On February 5, 2013, the Audit Committee of the Board of Directors of Adept approved the Adept management's assessment and proposed non-cash charge to be recorded as a result of its impairment testing of the goodwill and intangible assets associated with the acquisition of InMoTx. During the fiscal quarter ending December 29, 2012, Adept analyzed future demand for the software acquired in the purchase of InMoTx noting reduced expectations in comparison to previous forecasts. In addition, Adept elected to rebrand the related InMoTx Octomation product line with an Adept trade name, AdeptPac. Following these events, Adept management completed an impairment analysis of the goodwill and intangible assets associated with the InMoTx acquisition. Accordingly, Adept recorded a charge for impaired assets in the amount of $1.7 million, including the entire value of goodwill and intangible assets identified as software and trademarks related to the InMoTx acquisition.

The non-cash impairment charge is not expected to have an adverse impact on Adept's normal business operations, cash position or cash flows from operating activities, or to result in future cash expenditures.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of Adept Technology, Inc. issued February 6, 2013.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adept Technology, Inc. (Registrant)
February 6, 2013 (Date)	/s/ MICHAEL SCHRADLE Michael Schradle Chief Financial Officer